                                   EXHIBIT A
                                 (Face of Note)

            [LEGEND IF REQUIRED UNDER SECTION 2.07 OF THE INDENTURE:]

["THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF DECISIONONE CORPORATION (THE "COMPANY") THAT (i) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (a)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND (b) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (ii) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED UPON EXCHANGE OR EXERCISE HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (i) ABOVE."]

                      [LEGEND IF NOTE IS ISSUED IN GLOBAL FORM]


[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

             [14% Senior Notes] [14% Series B Senior Notes] due 2006

No.                                                               Cusip No:

                             DECISIONONE CORPORATION

promises to pay to ______________ or registered assigns, the principal sum of $_________________ (_______________________________ Dollars) on August 1, 2006.

                 Interest Payment Dates: February 1 and August 1

                      Record Dates: January 15 and July 15

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and as more fully specified in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                        DECISIONONE CORPORATION

                                        By: ______________________________
                                            Name:
                                            Title:

This is one of the 14% Senior
Notes due 2006 referred to
in the within mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By: _____________________________
        Authorized Signature

                                 (Back of Note)

             [14% Senior Notes] [14% Series B Senior Notes] due 2006

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

          (1) Interest. DecisionOne Corporation, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 14% per annum from January 27, 1999 until August 1, 2006. The Company shall pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

          (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on January 15 and July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments with respect to Notes represented by one or more permanent global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto. Such payment shall be in such coin or currency of the United Sates of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) Indenture. The Company issued the Notes under an Indenture dated as of January 27, 1999 (the "INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa - Section 77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $7,300,000 in aggregate principal amount.

          (5) Optional Redemption. Except as described in Section 3.08 of the Indenture, the Notes will not be redeemable at the Company's option. At any time prior to August 1, 2002, the Company may, at its option, redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior written notice, in cash at a redemption price equal to (i) the present value at such time of the optional redemption price of such Note at August 1, 2002 (107.00% of the principal amount of the Notes being redeemed), computed by discounting, on a semi-annual basis, using a discount rate equal to the Treasury Rate plus 50 basis points, plus (ii) accrued and unpaid interest, to the date of redemption.

         At any time on or after August 1, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on August 1 of each of the years indicated below:

     YEAR                                                  REDEMPTION PRICE
     2002........................................                   107.00%

     2003........................................                   104.67%

     2004........................................                   102.33%

     2005 and thereafter.........................                   100.00%


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
         Notwithstanding the foregoing, the Company may, at its option, on any one or more occasions, redeem the original aggregate principal amount of Notes at a redemption price equal to 114.00% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date, with the net cash proceeds of one or more Equity Offerings by (i) the Company or (ii) Holdings to the extent the net cash proceeds thereof are contributed to the Company as a capital contribution to the common equity of the Company; provided that any such redemption shall occur within 90 days of the date of the closing of each such Equity Offering.

          (6) Mandatory Redemption. Other than as set forth in paragraph 8, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (8) Repurchase at Option of Holders. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes issued under the Indenture, with a copy to the Trustee, containing the information set forth in
Section 4.09 of the Indenture. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

                (b) Within 365 days after the Company's or any Restricted Subsidiary's receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary shall apply such Net Proceeds (a) to permanently reduce Indebtedness under Credit Facility Obligations or Guarantor Credit Facility Obligations (and to correspondingly reduce commitments with respect thereto), to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor or Pari Passu Indebtedness (provided that if the Company shall so repay Pari Passu Indebtedness, it will equally and ratably reduce Indebtedness under the Notes if the Notes are then redeemable or, if the Notes may not be then redeemed, the Company shall make an offer pursuant to Section 3.10 of the Indenture to purchase at 100% of the principal amount thereof the amount of Notes that would otherwise be redeemed) or (b) to an investment in property, capital expenditures or assets that are used or useful in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar need exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, neither the Company nor the Registrar need exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         (11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and, subject to the terms of the Indenture and any applicable Subsidiary Guarantee, any existing default (other than a default in the payment of the principal of, premium, if any, or interest on, the Notes) or compliance with any provision of the Indenture, the Notes or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture, the Notes and any Subsidiary Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article 5 of the Indenture, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to add a Guarantor under the Indenture, or to provide for the appointment of a successor trustee in compliance with the requirements of Section 7.08 of the Indenture.

         (12) Defaults and Remedies. Each of the following constitutes an "Event of Default": (a) default which continues for 30 days in the payment when due of interest on the Notes; (b) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise; (c) failure by the Company or any Guarantor for 30 days after receipt of notice from the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding to comply with the provisions of Sections 3.10, 4.09, 4.10, 4.11, 4.12, 4.17 or Article 5 of the Indenture; (d) failure by the Company or any Guarantor for 60 days after notice from the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed within 60 days after their entry; (g) certain events of bankruptcy with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary as provided in subsections (g) and (h) of Section 6.01 of the Indenture; and (h) the termination of any

Subsidiary Guarantee for any reason not permitted by the Indenture, or the denial of any Guarantor or any Person acting on behalf of any Guarantor of such Guarantor's obligations under its respective Subsidiary Guarantee.

         If an Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (g) of the preceding paragraph, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided under the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.

         (13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not the Trustee.

         (14) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Notes waives and releases all such liability.

         (15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        (18) Governing Law. The internal law of the State of New York shall govern and be used to construe the terms of this Note.

        (19) Acceptance of Restrictions on Redemption. By its acceptance of this Note, each Holder hereof acknowledges that an "Event of Default" may occur under the Credit Facility if the Company voluntarily redeems all or any portion of the Notes, and each Holder hereby agrees that it shall not accept the redemption price in respect of any voluntary redemption at any time while such redemption would cause an Event of Default thereunder.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         DecisionOne Corporation
         50 East Swedesford Road,
         Frazer, Pennsylvania 19355
         Attention: General Counsel
         Facsimile: (610) 408-3820

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                 (Insert assignee's soc. sec. or tax. I.D. no.)

             (Print or type assignee's name, address, and zip code)

and irrevocably appoint ______________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES PRIOR TO THE DATE OF AN EFFECTIVE REGISTRATION:]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an Affiliate of the Company, the undersigned confirms, without utilizing any general solicitation or general advertising, that:

                                   [CHECK ONE]

/ / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

/ / (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date: _______________                   Signature:  ____________________________

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF  (a), ABOVE, IS CHECKED:

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                  Date:

                        Your Signature:  _______________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)

Signature Guarantee.

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, check the box below:

         / /  Section 4.09              / /  Section 4.10

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

$___________

        Date:  _________________________     Your Signature: ___________________
                                             (Sign exactly as your name appears
                                             on the Note)

                                                Tax Identification No.:_________

Signature Guarantee.

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(2)

         The following exchanges of a part of this global Note for Notes in definitive form have been made:

                                                             Principal Amount
                    Amount of decrease  Amount of increase    of this Global
                       in Principal        in Principal      Note authorized      Signature of
Date of Exchange      Amount of this      Amount of this       following such       officer of
                       Global Note         Global Note         decrease (or          Trustee
                                                                 increase)


--------

         (2) This should be included only if the Note is issued in global form.



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